Exhibit 10.2

THIS PROMISSORY NOTE MAY CONSTITUTE A SECURITY, HAS NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER ANY APPLICABLE SECURITIES LAWS UNLESS AND UNTIL THE HOLDER HEREOF PROVIDES (i) INFORMATION SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED, OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

$7,964,053.21	April 19, 2016

This First Amended and Restated Promissory Note (“Amended Note”), executed by DALEA PARTNERS, LP, an Oklahoma limited partnership (“Maker”), in favor of TRANSATLANTIC PETROLEUM LTD., an exempted company incorporated with limited liability under the laws of Bermuda (“TAT”), at 16803 North Dallas Parkway, Suite 200, Addison, Texas, 75001, or at such other place as may be designated in writing by the holder of this Amended Note, amends and restates that certain Promissory Note dated June 13, 2012 (the “Note”). The original principal balance of the Note has been reduced and as a result of the foregoing, the principal amount of the Amended Note shall be SEVEN MILLION NINE HUNDRED THOUSAND SIXTY FOUR THOUSAND FIFTY THREE DOLLARS AND TWENTY ONE CENTS ($7,964,053.21).

WHEREAS, on June 13, 2012 the Note was executed by Maker in favor of TAT as consideration for entry into that certain Stock Purchase Agreement, dated March 15, 2012 (the “SPA”), among TAT, TransAtlantic Worldwide, Ltd., Longe Energy Limited, TransAtlantic Petroleum (USA) Corp., TransAtlantic Petroleum Cyprus Limited, Viking International Limited (“VIL”), Viking Geophysical Services, Ltd. (“VGS”), Viking Oilfield Services SRL, and Viking Services B.V., as successor in interest to Maker (“Buyer”).  Capitalized terms not defined in this Amended Note have the meanings given to them in the SPA; and

WHEREAS, on March 3, 2016, Maker and its controlled Affiliates sold one hundred percent (100%) of their outstanding equity interest in Buyer (the “Viking Restructuring”) thereby enabling TAT to take the position that the Note was accelerated in accordance with its terms; and

WHEREAS, Maker and TAT acknowledge and agree that the principal purpose of including the acceleration events in the Note was to ensure that the well completion and fracking services (the “Services”) provided by Buyer to TAT and its Affiliates in Turkey would continue to be available to TAT and its Affiliates following the consummation of the transactions contemplated by the SPA; and

WHEREAS, Maker and N. Malone Mitchell, 3rd (the “Guarantor”) have represented to TAT, and do hereby confirm that in connection with the Viking Restructuring (1) the Services business was obtained by and is now owned and operated by Production Solutions International Petrol Arama Hizmetleri Anomin Sirketi (“PSIL”); (2) PSIL is controlled, directly or indirectly, by Maker; and (3) as a result, Maker has retained, directly or indirectly, the Services business and is able to ensure that the Services are made available to TAT; and

WHEREAS, Maker and TAT further acknowledge and agree that on March 3, 2016, PSIL entered into a Master Services Agreement (the “MSA”) with TransAtlantic Exploration Mediterranean International Pty Ltd, a subsidiary of TAT (“TEMI”), pursuant to which PSIL has agreed to provide the Services to TAT on a “most favored nation” pricing basis; and

WHEREAS, the Guarantor has guaranteed the performance by Maker of its obligations under the Note by means of a Guaranty (the “Guaranty”) dated June 13, 2012, executed by Guarantor for the benefit of TAT and such guarantee has been reaffirmed so that Guarantor has guaranteed the performance by Maker of its obligations under this Amended Note; and

Whereas, Maker and TAT mutually desire by means of this Amended Note to amend and restate the Note to, among other things, (1) extend the maturity date; (2) revise the acceleration provision; and (3) have Maker pledge certain security as collateral for the Note;

THEREFORE, IN CONSIDERATION OF THE FOREGOING, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, Maker hereby promises to pay to the order of TAT in lawful money of the United States of America, the principal sum of SEVEN MILLION NINE HUNDRED THOUSAND SIXTY FOUR THOUSAND FIFTY THREE DOLLARS AND TWENTY ONE CENTS ($7,964,053.21), together with interest on or before the Maturity Date as defined below.

Except as otherwise provided herein, this Amended Note will bear interest until payment in full at a per annum rate equal to three percent (3%).  All interest will be computed as a per diem charge for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.  Accrued interest shall be payable, in lawful money of the United States of America, on a quarterly basis, with the first such interest payment becoming due on July 1, 2016, and continuing on each January 1, April 1, July 1, and October 1 until the Maturity Date (as defined below).

The entire unpaid principal balance of this Amended Note and all accrued and unpaid interest will be due and payable on the “Maturity Date,” which shall be the first to occur of:

(a) June 13, 2019;

(b) the reduction of ownership by Maker (and other controlled Affiliates of the Guarantor) of equity interest in PSIL to less than fifty percent (50%);

(c) the sale or transfer by Maker or PSIL of all or substantially all of its assets to any person (a “Transferee”) that does not own a controlling interest in Maker or PSIL and is not controlled by Guarantor (an “Unrelated Person”), or the subsequent transfer by any Transferee that is not an Unrelated Person of all or substantially all of its assets to an Unrelated Person;

(d) the acquisition by an Unrelated Person of more than fifty percent (50%) of the voting interests of Maker or PSIL;

(e) the termination of the MSA other than as a result of a default thereunder by TEMI that is not cured in accordance with the terms of the MSA;

(f) any default by PSIL under the MSA, which default is not remedied within a period of thirty days (30) after notice thereof to PSIL; and

(g) if any one or more of the following events shall occur and be continuing: (i) PSIL shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of PSIL or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of PSIL or appointing a receiver, trustee, intervenor or liquidator of PSIL or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

Each payment will be made in immediately available funds and will be applied first to the payment of accrued unpaid interest and the balance, if any, will be applied to the unpaid principal balance of this Amended Note.  Any sum not paid when due will bear interest at a per annum rate equal to eight percent (8%).  Maker may prepay any amounts owed hereunder without premium or penalty.

This Amended Note shall be entitled to the benefit of that certain Pledge Agreement, dated April 19, 2016 between Maker, the Guarantor and TAT (the “Pledge Agreement”), pursuant to which TAT is granted a security interest in certain convertible notes of TAT that are owned by the Maker (the “Dalea Convertible Notes”).

An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Amended Note; (ii) this Amended Note or the Guaranty shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, interests, remedies, powers or privileges intended to be created thereby; (iii) Maker or Guarantor shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of Maker or Guarantor or of all or a substantial part of its or his assets, as applicable, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it or he is unable to pay its or his debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (iv) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or Guarantor or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

Upon the occurrence of any Event of Default, TAT or any other holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of this Amended Note to be immediately due and payable without presentment or notice of any kind which Maker waives, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of such holder’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Event of Default specified in clauses (iii) or (iv) above with respect to Maker, without any notice to Maker or any other act by such holder, the principal of and interest accrued on this Amended Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.  Failure by the holder to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS AMENDED NOTE OR THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF TAT IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  TAT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS A CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

THIS AMENDED NOTE IS TO BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICT OF LAWS.  Maker agrees that if, and as often as, this Amended Note is placed in the hands of an attorney for collection or to defend or enforce any of TAT’s rights (or those of a successor-in-interest to TAT) hereunder or under any instrument securing payment of the same, Maker will pay to such holder its reasonable attorneys' fees and all expenses incurred in connection therewith.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive any notices required by applicable law including, without limitation, notices for presentment for payment, protest, demand and notice of intent to accelerate, notice of acceleration and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, the modification (whether one or more) of payment hereof, release or substitution of all or part of the security for the payment hereof or release of any party liable for payment of this obligation.  Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

This Amended Note shall not be transferable without prior written consent of Maker except to an Affiliate of TAT or to a successor to TAT as a result of a merger or consolidation with, or sale of all or substantially all of the equity interests or assets of, TAT (each, a “Permitted TAT Transferee”).  If TAT desires to transfer this Amended Note to a Permitted TAT Transferee or other Person, TAT shall give Maker written notice of such transfer at least ten (10) Business Days prior to the proposed effective date of such transfer.  Upon request by Maker, TAT shall obtain an opinion of counsel reasonably acceptable to Maker, at TAT’s expense, as to whether the proposed transfer may be effected without registration or qualification under any applicable securities law.

Notwithstanding anything to the contrary set forth herein, TAT (or any holder of this Amended Note), as determined in its sole discretion, shall be entitled to pledge this Amended Note to its bank or bank group under its credit agreement therewith without the need to obtain the consent of Maker or Guarantor; provided TAT (or any holder of this Amended Note) shall provide written notice of any such pledge within ten (10) days thereafter.

This Amended Note may not be amended or restated without the prior approval of a majority of those directors of TAT who are not also officers or employees of TAT.

[Signature Page to Amended and Restated Promissory Note Follows]

IN WITNESS WHEREOF, Maker has executed this instrument effective the date first above written.

DALEA PARTNERS, LP, an Oklahoma limited partnership

By:  Dalea Management, LLC, its General Partner

By:	/s/ N. Malone Mitchell, 3rd
N. Malone Mitchell, 3rd, Manager

TRANSATLANTIC PETROLEUM LTD., a Bermuda exempted company

By:	/s/ Chad D. Burkhardt
Name:	Chad D. Burkhardt
Title:	Vice President

[Signature Page to Amended and Restated Promissory Note]

REAFFIRMATION OF GUARANTY

The undersigned is the guarantor (the “Guarantor”) under that certain Guaranty dated June 13, 2012 ( as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of TAT, pursuant to which Guarantor guaranteed all obligations, amounts and liabilities that Maker is obligated to perform or pay to TAT pursuant to the terms of the Note (as such obligations, amounts and liabilities are amended by the terms of this Amended Note and as further amended, restated, supplemented or otherwise modified from time to time, the “Guaranteed Obligations”).

Guarantor hereby acknowledges that his consent is not required in connection with this Amended Note and agrees that the Guaranty remains in full force and effect and that this Amended Note and the terms and conditions of that certain Pledge Agreement, dated as of April 19, 2016 (the “Pledge Agreement”), between TAT, as secured party, and Maker, as pledgor, do not impair, limit, abrogate or reduce in any manner or to any extent the Guaranteed Obligations.  Guarantor remains fully liable under and pursuant to the Guaranty to the fullest extent as if the Pledge Agreement were in place and the terms and provisions of this Amended Note had been incorporated into the Note when originally executed. Guarantor acknowledges that the Guaranteed Obligations are not impaired, limited, abrogated or reduced by (i) any taking, exchange, release or non-perfection of any collateral, or any taking, release, amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Guaranteed Obligations or (ii) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations (unless such application satisfies the Guaranteed Obligations in full), or any manner of sale or other disposition of any collateral or any other assets of the Maker for all or any of the Guaranteed Obligations.

Guarantor agrees that the Guaranty may not be amended or restated, or released (other than as set forth in the terms thereof) without the prior approval of a majority of those directors of TAT who are not also officers or employees of TAT.

GUARANTOR:

__/s/ N. Malone Mitchell, 3rd__________

N. Malone Mitchell